UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

---------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2007 (March 5, 2007)

SAFENET, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20634	52-1287752

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4690 Millennium Drive Belcamp, Maryland		21017

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(443) 327-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement.

     On March 5, 2007, SafeNet, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as it may be amended and supplemented from time to time, the “Merger Agreement”) with Vector Stealth Holdings II, L.L.C., a Delaware limited liability company (“Parent”) and Stealth Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Offeror”). Parent and Offeror are owned directly or indirectly by Vector Capital Corporation.

     Under the terms of the Merger Agreement, Offeror will commence a tender offer (the “Tender Offer”) to purchase all of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), for $28.75 per Share, net to the seller in cash (the “Offer Price”). The Tender Offer will be conditioned upon, among other things, a minimum of approximately 78% of SafeNet’s shares being tendered in the offer based on the number of Shares and options currently outstanding. If the Company becomes current in its filings with the Securities and Exchange Commission, including filing all required audited and unaudited financial statements for the required periods, this minimum tender condition will be reduced to a majority of the number of Shares outstanding assuming the full exercise of all options, rights, and any convertible securities with an exercise price of less than the Offer Price and the issuance of all Shares the Company would be obligated to issue in connection with the full exercise of those securities.

     The closing of the Tender Offer and Offeror’s obligation to pay for all Shares tendered is subject to certain other conditions, including the absence of certain legal impediments to consummation of the Tender Offer and the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Company having on hand not less than $60 million in cash (subject to downward adjustment in some circumstances) and the Company delivering unaudited financial information relating to fiscal year 2006 and such information not showing differences that are materially different from and adverse relative to information provided by the Company to Parent and Offeror in connection with the Merger Agreement.

     The Merger Agreement also provides that following completion of the Tender Offer, the parties will complete a second-step merger (the “Merger”) in which all remaining Shares will be cancelled and converted into $28.75 per Share, without interest, or such higher amount as may be paid for Shares in the Tender Offer. Consummation of the Merger is subject to several conditions including the absence of certain legal impediments to consummation of the Merger, the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and stockholder approval if such approval is required.

     The parties have agreed that if, following completion of the Tender Offer, Parent, Offeror or any direct or indirect subsidiary of Parent, own at least 90% of the outstanding Shares, the Merger will be completed without a meeting of the Company stockholders pursuant to Delaware’s “short-form” merger statute.

     In the Merger Agreement, the Company also granted Parent and Offeror, subject to certain conditions and limitations, an irrevocable option, to be exercised after completion of the Tender Offer, to acquire a number of Shares that, when added to the number of Shares owned by Parent, Offeror or any direct or indirect subsidiary of Parent or Offeror at the time of the exercise of the option, constitutes one share more than 90% of the number of Shares that will be out-

standing after giving effect to the exercise of the option, at a price per Share equal to the amount paid for Shares pursuant to the Tender Offer (the “Top-Up Option”). The Top-Up Option is intended to expedite the timing of the completion of the Merger by permitting the Merger to occur pursuant to Delaware’s short-form merger statute at a time when the approval of the Merger at a meeting of the Company’s stockholders would be assured because of Parent’s and Offeror’s ownership of a majority of Shares following completion of the Tender Offer.

     The Merger Agreement contains certain termination rights for both SafeNet and Parent and provides that, if the Merger Agreement is terminated under specified circumstances, SafeNet may be required to pay Parent a termination fee of $22.2 million and, under other specified circumstances, Parent may be required to pay SafeNet a termination fee of $25.4 million. Vector Capital III, L.P., ZAM Holdings, Inc. and various other investors have provided written guarantees of Parent’s or Offeror’s obligations to pay any such fee. Under certain circumstances, SafeNet may also be required to reimburse Parent of up to $3 million in expenses. Such reimbursement is creditable against any eventual termination fee paid to Parent other than against a termination fee that becomes payable to Parent after the Company becomes current in its filings with the Securities and Exchange Commission and the minimum tender condition is reduced as a result.

     Offeror and Parent have obtained equity commitments from Vector Capital III, L.P., ZAM Holdings, Inc. and several other equity investors (collectively, the “Investors”) and debt financing commitments from Deutsche Bank Securities, Inc., Deutsche Bank Trust Company Americas and Citigroup Global Markets Inc. to finance the transactions, including to pay the consideration payable to the Company’s stockholders in the Tender Offer and the Merger (including to holders of Company options and other equity incentives) and all related fees and expenses. Consummation of the Tender Offer and the Merger are not subject to a financing condition.

     Vector Capital III, L.P. and ZAM Holdings, Inc. have each agreed to backstop 50% of the equity commitments and guarantee obligations of the other Investors in the event any of such other Investors fails to fulfill obligations under the equity commitments or guarantees.

     The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about SafeNet. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by SafeNet in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between SafeNet, Parent and Offeror, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about SafeNet, Parent or Offeror.

Item 9.01      Financial Statements and Exhibits.

                      (d)  Exhibits.

                      See the Index of Exhibits attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES

                      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFENET, INC.

By:	/s/ John W. Frederick
Name: John W. Frederick
Title: Chief Financial Officer

Date: March 7, 2007

INDEX OF EXHIBITS

Number Exhibit

2.1	Agreement and Plan of Merger, dated as of March 5, 2007, by and among Vector Stealth Holdings II, L.L.C., Stealth Acquisition Corp., and SafeNet, Inc.